                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NASTECH PHARMACEUTICAL COMPANY INC.


         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         FIRST: The name of the Corporation is NASTECH PHARMACEUTICAL COMPANY INC..

         SECOND: The Certificate of Incorporation, as now in full force and effect, is hereby amended to accomplish the following:

         (a) ARTICLE FOURTH is hereby amended to change the aggregate number of shares of Common Stock which the Corporation shall have the authority to issue from Six Million (6,000,000) shares, par value $.006 per share; to Twenty Five Million (25,000,000) shares, par value $.006 per share.

         In order to effect the foregoing amendment, ARTICLE FOURTH (a) of the Certificate of Incorporation is hereby amended to read as follows:

         "FOURTH: (a) The Corporation shall be authorized to issue the following shares:

         Class             Number of Shares                  Par Value
         -----             ----------------                  ---------
         Common              25,000,000                       $.006
         Preferred              100,000                       $.01"


         THIRD: The amendments effected herein were adopted by the Corporation's Board of Directors and authorized by a majority of the holders of the outstanding shares entitled to vote thereon at an annual meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 30th day of December, 1996.

                                    NASTECH PHARMACEUTICAL COMPANY INC.

                                    /s/ Vincent D. Romeo
                                    -------------------------------------
                                    Dr. Vincent D. Romeo, President and Chief
                                    Executive Officer

ATTEST:

/s/ Devin N. Wenig
------------------------------
Devin N. Wenig, Chairman